Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated June 26, 2002, except as to Note 15 entitled “Discontinued Operations” for which the date is February 21, 2003, relating to the consolidated financial statements and financial statement schedule of Childtime Learning Centers, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSE COOPERS, LLP

February 21, 2003